Exhibit 10.1

AMENDED AND RESTATED

SUBORDINATED LOAN AGREEMENT

dated as of November 11, 2019

between

ENSERVCO CORPORATION

as Borrower

and

CROSS RIVER PARTNERS, L.P.

as Lender

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of August 10, 2017 among, CROSS RIVER PARTNERS, L.P. (“Lender”), ENSERVCO CORPORATION, a Delaware corporation (the “Borrower”) and EAST WEST BANK, a California state-chartered banking corporation (the “Bank”) to the indebtedness (including interest) owed by the Borrower pursuant to that certain Loan and Security Agreement among the Borrower and the Bank dated as of August 10, 2017, as amended  by the First Amendment to Loan and Security Agreement dated as of November 20, 2017, the Second Amendment to Loan and Security Agreement dated as of October 26, 2018 and the Third Amendment to Loan and Security Agreement dated as of August 12, 2019 (the “Senior Credit Agreement”) and as hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

AMENDED AND RESTATED SUBORDINATED LOAN AGREEMENT

THIS AMENDED AND RESTATED SUBORDINATED LOAN AGREEMENT (this “Agreement”) is made and entered into as of November 11, 2019, by and between CROSS RIVER PARTNERS, L.P., a Delaware limited partnership (“Lender”) and ENSERVCO CORPORATION, a Delaware corporation (the “Borrower”).

RECITALS:

WHEREAS, pursuant to the original Subordinated Loan Agreement made and entered into as of June 28, 2017 between the parties, the Lender made subordinated loans in the aggregate of $2,500,000 to the Borrower; and

WHEREAS, on or about June 29, 2018 Borrower paid $500,000 of principal and associated interest of one of the subordinated loans under the original Subordinated Loan Agreement; and

WHEREAS, the Lender and the Borrower desire to amend and restate the original Subordinated Loan Agreement in its entirety in this Agreement;

WHEREAS, Borrower desires to borrow an additional $500,000 under this Agreement;

WHEREAS, subject to the terms and conditions of this Agreement, the Lender is willing to make the requested additional subordinated loan to the Borrower; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Lender agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.      Definitions.  Any capitalized term used herein without definition shall have the meaning specified in the Senior Credit Agreement.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Bank” shall mean East West Bank, a California state-chartered banking corporation, in its capacity as the Agent under the Senior Credit Agreement.

“Borrower” shall have the meaning in the introductory paragraph hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Denver, Colorado are authorized or required by law to close.

“Change in Control” shall mean: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing more than 50% of the total voting power represented by the Borrower’s then outstanding voting securities; or (b) a merger or consolidation of the Borrower whether or not approved by the board of directors of the Borrower, other than a merger or consolidation that would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Borrower or such surviving entity (or the parent of any such surviving entity) outstanding immediately after such merger or consolidation, or a change in the ownership of all or substantially all of Borrower’s assets to a person not related (within the meaning of income tax Regulations Section 1.409A-3(i)(5)(vii)(b)) to the Borrower; or (c) the replacement during any 12-month period of a majority of the members of the board of directors of the Borrower with directors whose appointment or election was not endorsed by a majority of the members before the date of the appointment or election

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 have been satisfied or waived in accordance with Section 8.2.

“Event of Default” shall have the meaning provided in Article VII.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Lender” shall have the meaning assigned to such term in the opening paragraph of this Agreement.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, or liabilities of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform any of its obligations under the Subordinated Loan Documents, (iii) the rights and remedies of the Lender under any of the Subordinated Loan Documents or (iv) the legality, validity or enforceability of any of the Subordinated Loan Documents.

“Material Indebtedness” shall mean (i) Senior Debt and (ii) any other Indebtedness (other than the Subordinated Loan) of the Borrower or any of its Subsidiaries, individually or in an aggregate principal amount exceeding $35,000,000.00.

“Maturity Date” shall mean the Maturity Date as stated in the applicable Subordinated Promissory Note.

“Obligations” shall mean all amounts owing by the Borrower to the Lender pursuant to or in connection with this Agreement or any other Subordinated Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable fees and expenses of counsel to the Lender incurred pursuant to this Agreement or any other Subordinated Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

“Responsible Officer” shall mean any of the president, the chief executive officer, the chief financial officer, or a senior vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Lender and, with respect to the financial covenants only incorporated by reference pursuant to Section 6.1, the chief financial officer of the Borrower.

“Senior Credit Agreement” shall mean that certain Loan and Security Agreement dated as of August 10, 2017, as amended  by the First Amendment to Loan and Security Agreement dated as of November 20, 2017, the Second Amendment to Loan and Security Agreement dated as of October 26, 2018 and the Third Amendment to Loan and Security Agreement dated as of August 12, 2019, as it has been and may be further amended, by and among the Borrower and the Bank.

“Senior Debt” shall mean the “Obligations”, as such term is defined in the Senior Credit Agreement.

“Senior Loan Documents” shall mean the Senior Credit Agreement and the Loan Documents, as that term is defined in the Senior Credit Agreement.

“Subordinated Loan” has the meaning set forth in Section 2.1.

“Subordinated Loan Commitment” shall mean the obligation of the Lender to make Subordinated Loans hereunder in an aggregate principal amount not exceeding $2,500,000.00.

“Subordinated Loan Documents” shall mean, collectively, this Agreement and the Subordinated Promissory Notes.

“Subordinated Promissory Notes” shall mean the subordinated promissory notes of the Borrower payable to the order of the Lender in the principal amount stated therein, in substantially the form of Exhibit A.

“Subordination Agreement” shall mean that certain Subordination Agreement, dated as of August 10, 2017, among the Borrower, the Lender and the Bank.

“Termination Date” shall mean the date that no portion of any Subordinated Loan remains outstanding and unpaid, no other amount is owing to the Lender hereunder or under any of the other Subordinated Loan Documents and the Subordinated Loan Commitment has terminated.

“Warrant No. 3” shall have the meaning set forth in Section 3.1(b)(iii).

Section 1.2.      Accounting Terms and Determination.  Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 9.7 of the Senior Credit Agreement.

Section 1.3.      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and province or state of the Lender’s principal office, unless otherwise indicated.

ARTICLE II

AMOUNT AND TERMS OF THE SUBORDINATED LOANS

Section 2.1.      Subordinated Loan Commitment.  Subject to the terms and conditions set forth herein, the Lender agrees to make subordinated term loans (the “Subordinated Loans”) to the Borrower in a maximum aggregate principal amount equal to the Subordinated Loan Commitment.  The Borrower shall be entitled to borrow and, subject to the terms and conditions of the Subordination Agreement and the Subordinated Promissory Notes, prepay the Subordinated Loans, but once repaid or prepaid, the repaid or prepaid principal amounts of the Subordinated Loans may not be reborrowed.

Section 2.2       Subordinated Promissory Note.  The Subordinated Loans shall be evidenced by Subordinated Promissory Notes, which shall be payable to the order of Lender upon the terms and conditions contained therein in a form acceptable to Lender, in its sole discretion. Payments of interest and principal shall be due monthly in the amounts and as set forth in the Subordinated Promissory Notes. All unpaid principal and unpaid accrued interest, if not sooner paid, shall be due and payable in full on the Maturity Date.

ARTICLE III

CONDITIONS PRECEDENT TO SUBORDINATED LOAN

Section 3.1.      Conditions to Effectiveness.  The obligations hereunder of the Lender to make the Subordinated Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.2):

(a)        The Borrower shall have received all consents or waivers from the Bank that may be required pursuant to the Senior Credit Agreement in order for the Borrower to enter into this Agreement and incur the Obligations.

(b)        The Lender shall have received the following:

(i)         a counterpart of this Agreement signed by or on behalf of the Borrower or written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that the Borrower has signed a counterpart of this Agreement;

(ii)        duly executed Subordinated Promissory Notes payable to the Lender; and

(iii)       a five year warrant to purchase 625,000 shares of the Borrower’s common stock at an exercise price of $0.20 per share (“Warrant No. 3”), it being agreed that Lender received two warrants to purchase the Borrower’s common stock on or about June 28, 2017.

(c)        all representations and warranties of the Borrower set forth in the Subordinated Loan Documents shall be true and correct in all material respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows:

Section 4.1.      Existence; Power.  The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2.      Organizational Power; Authorization.  The execution, delivery and performance by the Borrower of the Subordinated Loan Documents to which it is a party are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational action.  This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Subordinated Loan Document to which the Borrower is a party, when executed and delivered by the Borrower, will constitute, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3.      Governmental Approvals; No Conflicts.  The execution, delivery and performance by the Borrower of this Agreement, and of the other Subordinated Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Body, except those as have been obtained or made and are in full force and effect, (b) will not violate any Applicable Laws applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Body, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Subordinated Loan Documents.

Section 4.4.      Compliance with Laws and Agreements.  The Borrower and each Subsidiary is in compliance with (a) all Applicable Laws and all judgments, decrees and orders of any Governmental Body and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.5.      Investment Company Act, Etc.  Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Body in connection therewith, except those as have been obtained or made and are in full force and effect.

Section 4.6.      Taxes.  The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary is liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Body, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.7.      Margin Regulations.  None of the proceeds of any of the Subordinated Loan will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulation U.  Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”

ARTICLE V

The Lender represents and warrants to the Borrower as follows:

Section 5.1.      Existence; Power.  The Lender (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 5.2.      Investment Intent. Lender is making the Subordinated Loan without any present intention of distributing the Subordinated Loan, the Subordinated Promissory Notes, or interests therein to the general public.

Section 5.3.      Accredited Investor. Lender is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”), promulgated under the Securities Act of 1933 (the “Securities Act”), and Lender will promptly notify Borrower in the event Lender no longer qualifies as an Accredited Investor.

Section 5.4.      No Registration. Lender understands and acknowledges that, if applicable: (a) the Subordinated Loan made by Lender and the Subordinated Promissory Notes issued by Borrower will be made or issued, as applicable, without registration under the Securities Act, in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act, or registration under any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only in accordance with exemptions from registration under the Securities Act (to the extent such registration is or becomes applicable) and applicable state securities laws (if any); and (b) Borrower has not made nor is it making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act (to the extent such registration is or becomes applicable) or any applicable state securities laws for the resale, pledge or other transfer of any of the Subordinated Loan, the Subordinated Promissory Notes, or that any of such portion of the Subordinated Loan or the Subordinated Promissory Notes purchased by them will be able to resell the Subordinated Loan or the Subordinated Promissory Notes at or above the price paid by Lender.

Section 5.5.      No Offering Memorandum. Lender acknowledges that: (a) it is not being provided with the disclosures that would be required if the making of the Subordinated Loan or issuance of the Subordinated Promissory Notes was registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the making of the Subordinated Loan or the issuance of such Subordinated Promissory Notes; (b) it has conducted satisfactorily its own examination of Borrower and its Subsidiaries and the terms of the Subordinated Loan; (c) it has requested specific financial and other information from Borrower, which has been supplied, and it has carefully reviewed such materials; and (d) it has availed itself of public access to financial and other information concerning Borrower and its subsidiaries to the extent it deems necessary to make its decision to purchase the Subordinated Promissory Notes.

Section 5.6.      Investment Decision. Lender has made its investment decision based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other Person, including any of the directors, officers, employee or agents of Borrower or its Subsidiaries. Neither such inquiries nor any other due diligence investigations conducted by Lender or its advisors or representatives, if any, shall modify, amend or affect Lender’s right to rely on Borrower’s representations and warranties contained herein. Initial Lender is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Borrower, except for the express statements, representations and warranties of Borrower made or contained in this Agreement. Furthermore, Lender acknowledges that nothing in this Agreement or any other materials presented by or on behalf of Borrower to Lender in connection with the making of the Subordinated Loan constitutes legal, tax or investment advice.

ARTICLE VI

AFFIRMATIVE, NEGATIVE AND FINANCIAL COVENANTS

Section 6.1.      Covenants. Until the Termination Date, the Borrower covenants and agrees that it shall comply with each of the covenants set forth in Articles VI and VII of the Senior Credit Agreement, which covenants are incorporated herein in their entirety, mutatis mutandis.

Section 6.2.      Right to Issue Debt. Notwithstanding any provision of this Agreement to the contrary, and subject to the Subordination Agreement, while the Subordinated Loan is outstanding, Borrower shall have the right to issue debt that is senior, pari passu, or junior to the Obligations.

Section 6.3       Issuance of Debt. If, after the Closing Date, the Borrower shall issue subordinated debt to one or more lenders that includes pricing terms that are more advantageous to those lenders than the terms set forth herein, Borrower and Lender shall, reasonably promptly thereafter, amend this Agreement to incorporate such more advantageous terms herein; provided, however, that (i) to the extent that the definitive agreement governing Borrower’s issuance of such subordinated debt includes material terms which are more advantageous to Borrower than the corresponding material terms of this Agreement, such amendment shall incorporate such more advantageous terms herein; and (ii) any such amendment of this Agreement shall be in compliance with the terms of the Subordination Agreement.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1.      Event of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)        Any failure to pay any principal or interest under the Subordinated Promissory Notes when the same shall become due and payable, or the failure to pay any other sum due under the Subordinated Promissory Notes, if any, or any of the Subordinated Loan Documents when the same shall become due and payable.

(b)        the Borrower shall fail to observe or perform any covenant or agreement contained in Section 6.1, or Article VI or Article VII of the Senior Credit Agreement, as incorporated by reference in this Agreement pursuant to Article VI of this Agreement, and such failure shall remain unremedied for fifteen (15) days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) written notice thereof shall have been given to the Borrower by the Banks or the Lender; or

(c)        the Borrower shall fail to observe or perform any covenant or agreement contained in the Senior Credit Agreement (other than those referred to in clause (b) above) or any other Senior Loan Document, and such failure shall remain unremedied for 35 days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) written notice thereof shall have been given to the Borrower by the Bank or the Lender; or

(d)        the Borrower or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, (i) any Material Indebtedness (other than Indebtedness under the Senior Credit Agreement and the other Senior Loan Documents) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or (ii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(e)        the Borrower or any of its Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of them or any substantial part of their property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 7.1, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any of its Subsidiaries or for a substantial part of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(f)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or their debts, or any substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any of its Subsidiaries or for a substantial part of their assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 65 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(g)        the Borrower or any of its Subsidiaries shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(h)        any judgment or order shall be rendered against the Borrower or any of its Significant Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 35 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)         a Change in Control shall occur or exist;

then, subject to the terms and conditions set forth in the Subordination Agreement, and in every such event (other than an event with respect to the Borrower or any of its Significant Subsidiaries described in clause (f) or (g) of this Section 7.1) and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Subordinated Loan Commitment, whereupon the Subordinated Loan Commitment shall terminate immediately, (ii) declare the principal of and any accrued interest on the Subordinated Loan, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Subordinated Loan Document, and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either clause (f) or (g) shall occur, the Subordinated Loan Commitment shall automatically terminate and the principal of the Subordinated Loan then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            Section 7.2       Exceptions to Default. Notwithstanding any provision of this Article VII to the contrary, Borrower’s failure to observe or perform any covenant or agreement contained in the Senior Credit Agreement shall not be considered an Event of Default if (i) Borrower and Bank execute an amendment or modification to the Senior Loan Agreement which results in such failure to observe or perform the covenant(s) or agreement(s) of the Senior Credit Agreement not triggering an event of default under the Senior Credit Agreement; or (ii) the Bank elects to waive the event of default triggered by such failure to observe or perform the covenant(s) or agreement(s) of the Senior Credit Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.      Notices.

(a)        Written Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, email, or sent by facsimile, as follows:

To the Borrower:	Enservco Corporation 999 18th Street, Suite 1925N Denver, Colorado 80202 Email: idickinson@enservco.com Facsimile: 720-974-3417 Attention: Ian Dickinson, CEO

To the Lender:	Cross River Partners, L.P. 31 Bailey Avenue, Suite D Ridgefield, CT 06877 Email: rmurphy@cross-river.com Attention: Richard Murphy

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery.

(b)        Email Communications.  Notices and other communications to the Lender hereunder may be delivered or furnished by email.  Unless the Lender otherwise prescribes, notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 8.2.      Waiver; Amendments.

(a)        No failure or delay by the Lender in exercising any right or power hereunder or any other Subordinated Loan Document, and no course of dealing between the Borrower and the Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Lender hereunder and under the other Subordinated Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or any other Subordinated Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)        No amendment or waiver of any provision of this Agreement or the other Subordinated Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)        Notwithstanding the foregoing, in the event that the Borrower and/or the Required Lenders under the Senior Credit Agreement agree upon a waiver or amendment of any of the terms and conditions in the Senior Credit Agreement, such waiver or amendment, if applicable, shall apply to this Agreement and the other Subordinated Loan Documents without any action on the part of the parties hereto.  The Lender agrees to execute a written waiver or amendment to memorialize any waiver or amendment effected pursuant to the preceding sentence.

Section 8.3.      Expenses; Indemnification.

(a)        Subject to the Subordination Agreement, the Borrower shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Subordinated Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Subordinated Loan Document, if the Borrower has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)        Subject to the Subordination Agreement, the Borrower shall pay, and hold the Lender harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Subordinated Loan Documents, any collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(c)        To the extent permitted by applicable law, each party shall not assert, and hereby waives, any claim against any Indemnitee or the other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, the Subordinated Loan or the use of proceeds thereof.

(d)        All amounts due under this Section 8.3 shall be payable promptly after written demand therefor.

Section 8.4.      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder, and, so long as no Default or Event of Default shall have occurred and is continuing, the Lender may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrower.  Any other attempted assignment or transfer by any party hereto shall be null and void.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 8.5.      Governing Law; Jurisdiction; Consent to Service of Process.

(a)        This Agreement and the other Subordinated Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Delaware.

(b)        Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of state or Federal courts located within the City and County of Denver, State of Colorado, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Subordinated Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Colorado state court or, to the extent permitted by applicable law, such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)        Each party hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 8.5 and brought in any court referred to in paragraph (b) of this Section 8.5.  Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 8.1.  Nothing in this Agreement or in any other Subordinated Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 8.6.      WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER SUBORDINATED LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SUBORDINATED LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.7.      Counterparts; Integration.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement and the other Subordinated Loan Documents constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

Section 8.8.      Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of the Subordinated Loan, regardless of any investigation made by any the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Subordinate Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.  The provisions of Section 8.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Subordinated Loan or the termination of this Agreement or any provision hereof.  All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Subordinated Loan Documents, and the making of the Subordinate Loans.

Section 8.9.      Severability.  Any provision of this Agreement or any other Subordinated Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.10.    Confidentiality.  The Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any confidential information provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Lender, including without limitation accountants, legal counsel and other advisors with a reasonable need for such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same terms as provided herein), (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority or self-regulatory body having or claiming authority to regulate or oversee any aspect of the Lender’s business or businesses, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 8.10, or which becomes available to the Lender or any of its Related Party on a non-confidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (ix) subject to provisions substantially similar to this Section 8.10, to any actual or prospective assignee, or (vi) with the consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section 8.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information; provided that, in the case of clauses (ii) or (iii), with the exception of disclosure to regulatory authorities, the Lender agrees, to the extent practicable and legally permissible, to give the Borrower prompt prior notice so that it may seek a protective order or other appropriate remedy.

Section 8.11.    Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Subordinated Loan, together with all charges and other amounts which may be treated as interest on such Subordinated Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a lender holding such a loan in accordance with applicable law, the rate of interest payable in respect of such Subordinated Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

Section 8.12.    Non-Recourse to Associated Persons.  The Lender agrees on behalf of itself and its successors, assigns and legal representatives, that no Person which is a partner, shareholder, member, owner, officer, director, supervisor, trustee or other principal (collectively, “Associated Persons”) of the Borrower or its successors or assigns, shall have any personal liability for the payment or performance of any of the Borrower’s obligations hereunder or under the Subordinated Promissory Notes and no monetary or other judgment shall be sought or enforced against any such Associated Persons or any of their respective successors or assigns.  Notwithstanding the foregoing, the Lender shall not be deemed barred by this Section 8.12 from asserting any claim against any Person based upon an allegation of fraud or misrepresentation.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

 ENSERVCO CORPORATION

By:   /s/ Ian E. Dickinson

Name: Ian E. Dickinson

Its: President and Chief Executive Officer

CROSS RIVER PARTNERS, L.P.

By: Cross River Management, LLC

Its: General Partner

By:   /s/ Richard A. Murphy

Name: Richard A. Murphy

Its: Managing Member